UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 13, 2022

Date of Report (Date of earliest event reported)

INCEPTION GROWTH ACQUISITION LIMITED

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41134	86-2648456
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

875 Washington Street New York, NY	10014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 636-6638

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of common stock, $0.0001 par value, one-half (1/2) of one redeemable warrant and one right entitling the holder to receive one-tenth of a share of common stock	IGTAU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	IGTA	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50	IGTAW	The Nasdaq Stock Market LLC
Rights, each to receive one-tenth of one share of common stock	IGTAR	The Nasdaq Stock Market LLC

EXPLANATORY NOTE

On October 17, 2022, Inception Growth Acquisition Ltd (the “Company”) filed a current report on Form 8-K to report a change in its certifying accountant (the “Original Form 8-K”). This Amendment No. 1 (the “Amendment”) amends the Original Form 8-K solely to correct an unintentional error in its content. It was inadvertently and incorrectly stated in Item 4.01 of the Original Form 8-K that the audit report on the financial statements of the Company for the period from March 4, 2021 (date of inception) through December 31, 2021 contained an uncertainty about the Company’s ability to continue as a going concern. Therefore, the Company hereby amends and restates the Original Form 8-K by deleting the relevant statement in its entirety. Except as amended by this Amendment, all information set forth in the Original Form 8-K and corresponding exhibits remains unchanged.

Item 4.01 Changes in Registrant’s Certifying Accountant.

a) Dismissal of Independent Registered Public Accounting Firm.

Based on information provided by Friedman LLP (“Friedman”), the independent registered public accounting firm of Inception Growth Acquisition Limited (the “Company”), effective September 1, 2022, Friedman combined with Marcum LLP (“Marcum”) and continued to operate as an independent registered public accounting firm. Friedman continued to serve as the Company’s independent registered public accounting firm through October 13, 2022. On October 13, 2022, the Audit Committee of the Board of Directors of the Company dismissed Friedman and engaged Marcum to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2022, effective immediately. The services previously provided by Friedman will now be provided by Marcum.

Friedman’s report on the Company’s financial statements for the period from March 4, 2021 (date of inception) through December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from March 4, 2021 (date of inception) through December 31, 2021, and the subsequent interim period through October 13, 2022, there were no disagreements with Friedman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Friedman, would have caused Friedman to make reference to the subject matter of the disagreements in connection with its reports on the Company’s financial statements for such period. Also during this time, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Friedman with a copy of the above disclosures and requested that Friedman furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above. A copy of Friedman’s letter dated October 17, 2022 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm.

On October 13, 2022, the Company engaged Marcum as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, effective immediately. During the period from March 4, 2021 (date of inception) through December 31, 2021 and through October 13, 2022, neither the Company nor anyone on its behalf consulted with Marcum regarding (i) the application of accounting principles to any specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Marcum concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter from Friedman LLP regarding the change in the Registrant’s certifying accountant, dated October 17, 2022 (incorporated by reference to Exhibit 16.1 to the Company’s 8-K filed with the SEC on October 17, 2022)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf as of January 13, 2023 by the undersigned hereunto duly authorized.

Inception Growth Acquisition Limited

By:	/s/ Felix Yun Pun Wong
Felix Yun Pun Wong
Chief Financial Officer

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